                                  Exhibit 10.3(a)

                           SECOND RESTATED AND AMENDED
                             REIMBURSEMENT AGREEMENT


     This SECOND RESTATED AND AMENDED REIMBURSEMENT AGREEMENT (this "Agreement") dated as of February 29, 1996, is made by and between HEXCEL CORPORATION, a Delaware corporation (the "Company"), and BANQUE NATIONALE DE PARIS, a banking corporation organized and existing under the laws of The Republic of France, acting through its San Francisco Branch (the "Bank").

                                    RECITALS

     WHEREAS, the Bank has issued those certain Irrevocable Standby Letters of Credit listed on Exhibit B to this Agreement (the "Bond Letters of Credit") pursuant to that certain Restated and Amended Reimbursement Agreement, dated as of February 1, 1995, between the Bank and the Company (the "Prior Reimbursement Agreement");

     WHEREAS, the Company, Hexcel S.A. (Belgium), Hexcel S.A. (Lyon), Brochier S.A., Hexcel U.K. Ltd. and Composite Materials Limited United Kingdom, as "Borrowers", the institutions from time to time party thereto as "Lenders" including the Bank, the institutions from time to time party thereto as "Issuing Banks" including the Bank, Citibank, N.A., New York Branch, as "U.S. Administrative Agent", Citibank, N.A., London Branch, as "European Administrative Agent" and Credit Suisse as "Syndication Agent" have entered into that certain Credit Agreement, dated as of February 29, 1996 (as amended from time to time, the "Credit Agreement"), which provides, inter alia, for issuance by "Issuing Banks" of letters of credit pursuant to the terms of the Credit Agreement;

     WHEREAS, the parties to the Credit Agreement, including the Bank and the Company, agree that the Bond Letters of Credit shall be deemed issued under and in accordance with Section 2.04 of the Credit Agreement; and

     WHEREAS, the Bank and the Company wish to modify the Prior Reimbursement Agreement and the obligations of Hexcel thereunder to be consistent with the terms of the Credit Agreement, except as otherwise expressly provided in this Agreement;
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

     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

     Section 1. CERTAIN DEFINED TERMS. As used in this Agreement, including the preceding recitals, terms defined in Exhibit A hereto shall have the meanings assigned to such terms in such exhibit. Capitalized terms used in this Agreement and not defined herein, shall have the meanings assigned to such terms in the Credit Agreement.

     SECTION 2. CREDIT AGREEMENT. Subject to satisfaction of the conditions precedent to the effectiveness of this Agreement, the Bond Letters of Credit shall be deemed issued and outstanding pursuant to the Credit Agreement and the Bank shall be entitled to the rights and benefits of an Issuing Bank under the Credit Agreement. In case of any conflict or discrepancy between the terms and provisions of any Bond Letter of Credit, on the one hand, and terms and provisions of this Agreement or the Credit Agreement, on the other hand, the terms of the Bond Letter of Credit shall determine the actual meaning of such Letter of Credit, this Agreement and the Credit Agreement.

     Section 3. AMOUNTS AND TERMS OF BOND LETTERS OF CREDIT. The Stated Amount, Principal Component and Interest Component of each Bond Letter of Credit as of the Effective Date is as set forth in Exhibit B. The Stated Amount, Principal Component and Interest Component of each Bond Letter of Credit shall be reduced and reinstated pursuant to and in accordance with the provisions of such Bond Letter of Credit. Drawings will be permitted to the extent and as provided in each Bond Letter of Credit. No Drawing under any Bond Letter of Credit shall be permitted for the payment of principal (whether due at maturity or upon redemption or acceleration), interest or the purchase price of Pledged Bonds unless such Pledged Bonds have been remarketed and the Stated Amount of such Bond Letter of Credit has been consequently reinstated as provided in such Bond Letter of Credit. The Bond Letters of Credit shall expire on December 31, 1998. The Bank agrees that all Drawings honored by the Bank shall be paid from Bank funds.

     Section 4. FEES. Fees in connection with the Bond Letters of Credit shall be paid in accordance with the provisions of the Credit Agreement and, with respect to matters referred to in Section 2.04(g) of the Credit Agreement, as agreed from time to time by the Bank and the Company.

     Pursuant to Section 2.3.1 of the Prior Reimbursement Agreement, the Company has prepaid the LOC Commission through March 31, 1996. The Bank will apply a portion of such prepaid fee in an amount equal to the Letter of Credit Fee described in Section 4.03(a) of the Credit Agreement applicable to the Bond Letters of Credit for the period from the Effective Date to and including March 31, 1996, to the payment of such fee to the Administrative Agent for the benefit of the Lenders, including the Bank. The Bank will retain all other prepaid fees.

     Section 5. CONDITION TO OPTIONAL REDEMPTION DRAWINGS. The Bank shall not be required to make any payment to an LOC Beneficiary in connection with an Optional Redemption Drawing unless the Company shall have notified the Bank of the intended optional redemption at least 30 days in advance of the date on which the Company wishes to cause the Optional Redemption Drawing to occur.

     SECTION 6. REIMBURSEMENT FOR DEBT SERVICE DRAWINGS. Anything to the contrary in Section 2.04(d)(i) of the Credit Agreement notwithstanding, each Debt Service Drawing paid by the Bank shall constitute a Debt Service Reimbursement Obligation which obligation shall be due and payable by the Company in the amount of each such Debt Service Drawing on the date on which such Debt Service Drawing is paid by the Bank to the LOC Beneficiary and shall bear interest from the date such obligation becomes due until paid in full at the per annum rate of interest equal to the Base Rate (applicable to Dollar denominated Base Rate Loans) plus two percent (2.0%) until paid in full, which interest shall be payable on demand.

     SECTION 7. REIMBURSEMENT FOR LIQUIDITY DRAWINGS. Anything to the contrary in Section 2.04(d)(i) of the Credit Agreement notwithstanding, each Liquidity Drawing paid by the Bank (a) during the existence of a Default or an Event of Default or (b) pursuant to a mandatory tender of any Hexcel Bonds (i) in connection with conversion of the interest rate payable on any Hexcel Bonds to a Fixed Rate, (ii) pursuant to Section 2.04(e) of the Indenture/Standard Terms of any Indenture other than the Skagit Indenture, (iii) pursuant to Section 2.06(h) of the Indenture/Standard Terms of any Indenture other than the Skagit Indenture, or (iv) pursuant to Section 4.02 of the Skagit Indenture, shall constitute a Debt Service Reimbursement Obligation which obligation shall be due and payable in the amount of each such Liquidity Drawing on the date on which such Liquidity Drawing is paid by the Bank to the LOC Beneficiary and shall bear interest from the date such obligation becomes due until paid in full at the per annum rate of interest equal to the Base Rate (applicable to Dollar denominated Base Rate Loans) plus two percent (2.0%) until paid in full, which interest shall be payable on demand. Each other

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

Liquidity Drawing paid by the Bank under a Bond Letter of Credit shall constitute a Liquidity Reimbursement Obligation.

     Anything to the contrary in Section 2.04(d)(i) of the Credit Agreement notwithstanding, the principal amount of each Liquidity Reimbursement Obligation incurred pursuant to this Section shall be due and payable to the Bank in full not later than the earliest of (a) the remarketing of the Pledged Bonds purchased with the proceeds of an unreimbursed Liquidity Drawing (see Section
8), (b) six months following the date on which the Liquidity Drawing which resulted in such Liquidity Reimbursement Obligation was paid by the Bank, (c) the earliest date on which the Pledged Bonds purchased with the proceeds of an unreimbursed Liquidity Drawing can be redeemed, other than by an optional redemption, (d) the maturity date of the Pledged Bonds purchased with the proceeds of an unreimbursed Liquidity Drawing, and (e) expiration or termination of the Bond Letter of Credit relating to such Pledged Bonds. Each Liquidity Reimbursement Obligation shall bear interest at the Base Rate for Dollar denominated Base Rate Loans from the date of the Liquidity Drawing resulting in such Liquidity Reimbursement Obligation until paid in full, which interest shall be payable at the times and in the manner provided in Section 4.01(b) of the Credit Agreement; PROVIDED, HOWEVER, that if a Liquidity Reimbursement Obligation is not paid when due, such Liquidity Reimbursement Obligation together with any accrued but unpaid interest thereon shall thereafter bear interest at the per annum rate of interest equal to the Base Rate (applicable to Dollar denominated Base Rate Loans) plus two percent (2.0%) until paid in full, which interest shall be payable on demand.

     The LOC Beneficiary for the purposes of making Liquidity Drawings shall use the proceeds of Liquidity Drawings only for the purpose of purchasing Hexcel Bonds tendered or deemed tendered for purchase pursuant to Section 2.06 of the Indenture/Standard Terms of any Indenture other than the Skagit Indenture, or
Section 4.01 or 4.02 of the Skagit Indenture. Until remarketed in accordance with the terms of the applicable Indenture, Pledged Bonds shall be registered in the name of the Bank as holder of a pledge and security interest therein. Pledged Bonds shall be entitled to all of the rights and privileges of Hexcel Bonds outstanding under the applicable Indenture and shall be governed by all of the terms and conditions of such Indenture; PROVIDED, HOWEVER, that Pledged
Bonds: (1) may not be tendered for purchase pursuant to Section 2.06 of the Indenture/Standard Terms of any Indenture other than the Skagit Indenture or
Section 4.01 of the Skagit Indenture; (2) shall be redeemed, in the event of a redemption pursuant to Section 2.18 of the Indenture/Standard Terms of any Indenture other than the Skagit Indenture or

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Section 3.01 of the Skagit Indenture or any other redemption thereunder, prior to redemption of other Hexcel Bonds issued in connection with such Indenture; and (3) shall not be entitled to payment of any premium upon redemption.

     SECTION 8. PAYMENT OF LIQUIDITY REIMBURSEMENT OBLIGATIONS FOLLOWING THE REMARKETING OF PLEDGED BONDS. Prior to or simultaneously with the remarketing of Pledged Bonds by the Placement Agent (as provided in Section 2.07 of the Indenture/Standard Terms of any Indenture other than the Skagit Indenture or
Section 4.04 of the Skagit Indenture), the Company shall prepay the then outstanding Liquidity Reimbursement Obligations incurred in connection with the purchase of such Pledged Bonds by

(1) causing the Trustee or Agent, as applicable, to pay directly to the Bank the entire purchase price for the remarketed Pledged Bonds, consisting of:

          (a)  the aggregate principal amount of the remarketed Pledged
     Bonds, PLUS

          (b) the aggregate amount of accrued and unpaid interest on such Pledged Bonds received by the Trustee or Agent, as applicable, upon placement of the Pledged Bonds in the form of due bills or otherwise, calculated to the date of placement of such Pledged Bonds; and

(2) paying to the Bank the difference between interest accrued to the date of such payment on the Liquidity Reimbursement Obligation (calculated at the Base Rate for Dollar denominated Base Rate Loans) and the amount of interest received by the Bank from the Trustee or Agent pursuant to clause (b) of this Section 8. Payments received by the Bank from the Trustee or Agent when accompanied by a certificate completed and signed by the Agent or Trustee, as applicable, in substantially the form of Annex G to each Bond Letter of Credit shall be applied by the Bank in reimbursement of Liquidity Reimbursement Obligations in the manner described above. The Company irrevocably authorizes the Bank to rely on such certificates and to reinstate the Bond Letter of Credit relating to such Pledged Bonds in accordance therewith.

     SECTION 9. PREPAYMENTS. The Company may, upon at least five Business Day's written notice to the Bank, prepay the outstanding amount of any Liquidity

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

Reimbursement Obligation in whole or in part (but not in sums of less than $50,000 per prepayment) with accrued interest to the date of such prepayment on the amount prepaid; PROVIDED, HOWEVER, that prepayments shall be credited first to interest due and owing on any Debt Service Reimbursement Obligation, then to principal due and owing on any Debt Service Reimbursement Obligation, then to interest due and owing on any Liquidity Reimbursement Obligation, and finally to principal due and owing on any Liquidity Reimbursement Obligation. The provisions of this Section 9 shall not apply to prepayments made from the proceeds of the placement of Pledged Bonds as provided in Section 8, or as a result of the redemption or maturity of Pledged Bonds.

     SECTION 10. CONDITIONS PRECEDENT. This Agreement shall become effective when and only when each of the following conditions shall have been satisfied in a manner acceptable to the Bank or shall have been waived in writing by the
Bank:

          (a) the Bank shall have received from the Company this Agreement, duly executed on behalf of the Company;

          (b) the conditions precedent set forth in Section 5.01 of the Credit Agreement shall have been satisfied or waived on behalf of the Lenders and the Administrative Agent shall have so notified the Bank in writing;

          (c) the Bank shall have received an opinion addressed to the Bank from Bond Counsel acceptable to the Bank to the effect that the transactions contemplated by this Agreement and the Credit Agreement will not adversely affect the exclusion of interest received in connection with the Hexcel Bonds from gross income for federal income tax purposes;

          (d) the Bank shall have received from the Company the reasonable legal fees and expenses of counsel to the Bank incurred in connection with this Agreement and the Bond Letters of Credit; and

          (e) the Bank and the Company shall have entered into a written agreement satisfactory to the Bank with respect to fees and

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

     expenses which may be paid directly to the Bank for the sole account of the Bank pursuant to Section 2.04(g) of the Credit Agreement.


     SECTION 11. TERMINATION OF THE PRIOR REIMBURSEMENT AGREEMENT AND RELEASE OF CERTAIN COLLATERAL. Upon this Agreement becoming effective as provided in
Section 10 of this Agreement, (a) the Prior Reimbursement Agreement shall automatically terminate, (b) the Collateral Agreement dated as of February 1, 1995, between the Bank and the Company shall automatically terminate, and (c) the Bank shall return to Citibank N.A., without making any draw or claim thereon, (i) that certain irrevocable letter of credit no. NY-20511-30018324 issued by Citibank N.A. on December 28, 1995, to the Bank for the account of the Company in the face amount of $600,000, and (ii) that certain irrevocable letter of credit no. NY-20511-30017761 issued by Citibank N.A. on September 28, 1995, to the Bank for the account of the Company in the face amount of $300,000, each pursuant to Section 2 of the aforementioned Collateral Agreement.

     SECTION 12. PLEDGE AGREEMENTS. The Pledge Agreements shall remain in full force and effect without interruption following the effectiveness of this Agreement.

     SECTION 13. EVENTS OF DEFAULT. The occurrence of any of the following events shall be a "Reimbursement Agreement Event of Default" under this
Agreement:

          (a) the Company shall fail to reimburse the Bank for any Interest Drawing when due and such failure continues for a period of five Business Days after the due date thereof; or

          (b) the Company shall fail to pay when due any amount payable under any provision of this Agreement (other than reimbursement for Interest Drawings and for expenses the payment of which is being contested in good faith by the Company) or any Loan Agreement and such failure continues for a period of 30 days after the due date thereof; or

          (c) an Event of Default shall exist and be continuing under the Credit Agreement; or

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

          (d) an Event of Default shall exist and be continuing under any Related Document which event of default may, in the reasonable judgment of the Bank, have a Material Adverse Effect, and such situation continues for a period of 60 days; or

          (e) any material provision of this Agreement or any Related Document shall at any time for any reason cease to be valid and binding on the Company, or shall be declared to be null and void, or the validity or enforceability thereof shall be contested by the Company or any Governmental Authority or the Company shall deny that it has any or further liability or obligation under this Agreement or such Related Document, and, in any such instance, such circumstance shall have a Material Adverse Effect.

     SECTION 14. REMEDIES UPON A REIMBURSEMENT AGREEMENT EVENT OF DEFAULT. If any Event of Default shall have occurred and be continuing, the Bank shall, if so directed in writing by the Administrative Agent or the Requisite Banks:

          (a) by notice to the Company, declare any or all Liquidity Reimbursement Obligations to be immediately due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by the Company;

          (b) take such action with respect to the Pledged Bonds pursuant to any Pledge Agreement as may be permitted under that agreement or at law;

          (c) notify any or all of the Trustees (with a copy to the appropriate Agent or Agents) of such Event of Default and instruct such Trustee or Trustees to declare the appropriate Hexcel Bonds to be immediately due and payable in accordance with the terms of the applicable Indenture; and

          (d) exercise any rights and remedies available to the Bank at law or in equity or under any other Related Document.

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

Nothing herein shall be deemed or construed to limit the rights and remedies available pursuant to the Credit Agreement, which rights and remedies shall be cumulative with the rights and remedies of the Bank hereunder.

     SECTION 15. AMENDMENTS, ETC. No amendment or waiver of any provision of this Agreement or any Related Document, nor consent to any departure by the Company therefrom, shall in any event be effective unless the same shall be in writing and signed by the Bank and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. No amendment to this Agreement affecting the obligations of the Company hereunder or the rights of the Bank with respect to the Pledged Bonds or any additional collateral and no amendment to any Bond Letter of Credit (except for substitution of a successor beneficiary of such Bond Letter of Credit or extension of the term of such Bond Letter of Credit as provided in paragraph 2 of such Bond Letter of Credit) shall be entered into or approved by the parties unless the parties shall have obtained an opinion of counsel experienced in bankruptcy matters to the effect that such amendment will not subject the Trustee or holders of Hexcel Bonds in connection with such Bond Letter of Credit to claims that the proceeds of the Bond Letter of Credit may be recoverable from the Trustee or the holders of Hexcel Bonds as voidable preferences of the Company under Section 547(b) of the Bankruptcy Code.

     SECTION 16. NOTICES, ETC. All notices, requests and other communications to any party hereunder shall be in writing (including bank wire, telex, facsimile transmission or similar writing) and shall be given to such party at its address, telecopy or telex number set forth below or such other address or telecopy number as such party may hereafter specify for the purpose of notice to the other party. Each such notice, request or other communication shall be effective (a) if given by mail, 72 hours after such communication is deposited in the mails with first class air mail postage prepaid, addressed as aforesaid or (b) if given by any other means, when delivered at the address specified in this Section.

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

     Company:       Hexcel Corporation
                    5794 West Las Positas Boulevard
                    Post Office Box 8181
                    Pleasanton, CA  94588
                    Attn:  Treasurer
                    Telephone:  (510) 734-9676
                    Telecopy:  (510) 734-9285

     Bank:          Banque Nationale de Paris
                    San Francisco Branch
                    180 Montgomery Street, 3rd Floor
                    San Francisco, California  94104
                    Attn:  Katherine Wolfe
                    Telephone:  (415) 956-0707
                    Telecopy:  (415) 296-8954

     SECTION 17. NO WAIVER; REMEDIES. No failure on the part of the Bank to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

     SECTION 18.  RIGHT OF SET OFF.
     (a) Upon the occurrence and during the continuance of any Event of Default, the Bank is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all indebtedness at any time owing by the Bank to or for the credit or the account of the Company against any and all of the obligations of the Company now or hereafter existing under this Agreement. Any amount received by the Bank by way of set off shall be subject to sharing with the Lenders as provided in the Credit Agreement.

     (b) Anything in clause (a) of this Section to the contrary notwithstanding but without modifying any other provision of this Agreement, the Bank waives any such right referred to in clause (a), and any other right which it may have at law or otherwise to set off and apply such deposits or indebtedness referred to in clause (a), if, when and after there shall be a Drawing under a Bond Letter of Credit during the pendency of any proceeding by or against the Company seeking to adjudicate it a

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bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, or other similar official for it or for any substantial part of its property; PROVIDED, HOWEVER, that such waiver shall terminate and be of no force and effect either

          (i) when and to the extent the exercise of such right would not result in the Bank's being released, prevented or restrained from or delayed in fulfilling the Bank's obligations under any Bond Letter of Credit or

          (ii) when and if the absence of such waiver would not result in the lowering or suspension by the Rating Agency of its rating of the Hexcel Bonds.

     (c) The Bank agrees promptly to notify the Company after any such setoff and application referred to in clause (a) of this Section; PROVIDED, HOWEVER, that the failure to give such notice shall not affect the validity of such setoff and application. Subject to the provisions of clause (b) of this Section, the rights of the Bank under this Section are in addition to other rights and remedies (including, without limitation, other rights of setoff or banker's Lien) which the Bank may have.

     SECTION 19. INDEMNIFICATION. In addition to such indemnifications as are contained in the Credit Agreement, the Company hereby indemnifies and holds the Bank harmless from and against any and all claims, damages, losses, liabilities, costs or expenses which the Bank may incur or which may be claimed against the Bank by any person or entity:

          (a) by reason of any inaccuracy or alleged inaccuracy in any material respect, or any untrue statement or alleged untrue statement of any material fact, contained in any official statement, placement memorandum, or any amendment or supplement thereto, or by reason of the omission or alleged omission to provide notice or to state therein a material fact necessary to make such statements, in the light of the circumstances under which they were made, not misleading; PROVIDED, HOWEVER, that, in the case of any action or proceeding alleging an inaccuracy in a material respect, or an untrue statement, with respect to information supplied by and describing the

     Bank in any official statement, placement memorandum or any supplement or amendment thereto (the "Bank Information")

               (i) indemnification by the Company pursuant to clause (a) of this Section shall be limited to the costs and expenses of the Bank (including fees and expenses of the Bank's counsel) of defending itself against such allegation,

               (ii) if in any such action or proceeding it is finally determined that the Bank Information contained an untrue statement in a material respect, then the Company shall not be required to indemnify the Bank pursuant to clause (a) of this Section for any claims, damages, losses, liabilities, costs or expenses to the extent caused by such inaccuracy or untrue statement, and

              (iii) if any such action or proceeding shall be settled by the Bank without there being a final determination to the effect described in the preceding sub-clause (ii), then the Company shall be required to indemnify the Bank pursuant to clause (a) of this Section only if such action or proceeding is settled with the Company's consent; and

          (b) by reason of or in connection with the execution, delivery or performance of the Hexcel Bonds, any Remarketing Agreement, or any transactions contemplated thereby; and

          (c) by reason of or in connection with the execution and delivery or transfer of, or payment or failure to make payment under, any Bond Letter of Credit; PROVIDED, HOWEVER, that the Company shall not be required to indemnify the Bank pursuant to clause (c) of this Section for any claims, damages, losses, liabilities, costs or expenses to the extent caused by

               (i) the Bank's willful misconduct or gross negligence in determining whether documents presented under a Bond
          Letter of Credit comply with the terms of such Bond Letter of Credit; or

               (ii) the Bank's willful failure to make lawful payment under a Bond Letter of Credit after the presentation to it by the LOC Beneficiary or a transferee beneficiary under such Bond Letter of Credit of a draft and certificate complying with the terms and conditions of such Bond Letter of Credit; and

          (d) by reason of or in connection with any claims, damages, losses, liabilities, costs or expenses asserted against the Bank by or on behalf of J.P. Morgan Securities, Inc., relating in any way to Hexcel Bonds, including, without limitation, claims asserted in connection with that certain letter agreement between J.P. Morgan Securities, Inc., and the Bank dated December 30, 1993.

     Nothing in this Section is intended to limit the Company's reimbursement obligations contained herein. Without prejudice to the survival of any other obligation of the Company hereunder, the indemnities and obligations of the Company contained in this Section shall survive payment in full of reimbursement amounts and fees payable pursuant to this Agreement and the termination of the Bond Letters of Credit.

     SECTION 20. COSTS AND EXPENSES. The Company agrees to pay on demand all costs and expenses in connection with the administration of this Agreement, the Pledge Agreements, and any other documents which may be delivered in connection therewith, including, without limitation, the reasonable fees and out-of-pocket expenses of counsel for the Bank with respect thereto and with respect to advising the Bank as to its rights and responsibilities under this Agreement, the Pledge Agreements and the Related Documents. The Company shall also pay on demand all costs and expenses (including counsel fees and expenses) in connection with: (a) amendments to this Agreement, any Related Document, any Bond Letter of Credit, or consents to or waivers of any provision thereof requested by the Company, (b) enforcement of this Agreement, the Pledge Agreement, or such other documents as may be delivered in connection therewith, or (c) any action or proceeding relating to a court order, injunction, or other process or decree restraining or seeking to restrain the Bank from paying any amount under any Bond Letter of Credit.

     SECTION 21. BINDING EFFECT. This Agreement shall become effective when it shall have been executed by the Company and the Bank and thereafter shall be binding upon and inure to the benefit of the Company and the Bank and their respective successors and assigns, except that the Company shall not have the right to assign its rights hereunder or any interest herein without the prior written consent of the Bank.

     SECTION 22. SEVERABILITY. Any provision of this Agreement which is prohibited, unenforceable or not authorized in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition, unenforceability or non-authorization without invalidating the remaining provisions hereof or affecting the validity, enforceability or legality of such provision in any other jurisdiction.

     SECTION 23. GOVERNING LAW AND JURISDICTION. This Agreement shall be governed by, and construed in accordance with, the laws of the State of California. Any legal action or proceeding with respect to this Agreement or any Related Document may be brought in the courts of the State of California or of the United States of America for the Northern District of California, and, by execution and delivery of this Agreement, the Company and the Bank each accepts, for itself and in respect of its property, generally and unconditionally, the jurisdiction of the aforesaid courts. Nothing herein shall prevent either party from commencing legal proceedings or from otherwise proceeding against the other party or its property in any other jurisdiction.

     SECTION 24. CURRENT RATING. The Bank makes no promise, representation or warranty that its current long and short term debt ratings with any Rating Agency shall continue until the Expiration Date.

     SECTION 25. COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first above written.

     Hexcel Corporation

     /s/ WILLIAM P. MEEHAN
     ---------------------------
     By:  William P. Meehan
     Title:  Vice President


     Banque Nationale de Paris, acting
     through its San Francisco Branch

     /s/ KATHERINE WOLFE
     ---------------------------
     By:  Katherine Wolfe
     Title:  Vice President


     /s/ DEBRA HERMSMEYER
     ---------------------------
     By:  Debra Hermsmeyer
     Title:  Vice President

                                                                       EXHIBIT A
                                                                              to
                             Second Restated and Amended Reimbursement Agreement


                              CERTAIN DEFINED TERMS

     "AGENT", as used in connection with any Indenture or any Hexcel Bonds, shall have the meaning given to that Indenture; PROVIDED, that in connection with the Skagit Indenture the term "Agent" shall refer to the "Tender Agent" as that term is used in the Skagit Indenture.

     "AGREEMENT" means this Second Restated and Amended Reimbursement Agreement, dated as of February 29, 1996, between the Company and the Bank, as amended from time to time in accordance with its terms.

     "BANK" means Banque Nationale de Paris, a banking corporation organized under the laws of the Republic of France, acting through its San Francisco Branch, its successors and assigns.

     "BANK INFORMATION" has the meaning assigned to that term in Section 19 of this Agreement.

     "BANKRUPTCY CODE" means the Federal Bankruptcy Code, 11 U.S.C. Sections 101 ET SEQ., as amended from time to time, and any other successor federal legislation hereafter enacted serving substantially similar purposes.

     "BOND LETTERS OF CREDIT" means those letters of credit issued by the Bank in support of Hexcel Bonds, each as amended from time to time in accordance with its terms. The Bond Letters of Credit are described in Exhibit B attached to this Agreement.

     "BUSINESS DAY" means a day of the year which is not a Saturday or Sunday or a day on which banking institutions located in New York or California are required or authorized to remain closed or on which any applicable Placement Agent or the New York Stock Exchange is closed.

     "CODE" means the United States Internal Revenue Code of 1986 (or any successor statute containing the United States income tax law), as amended, and the rulings and regulations (including temporary and proposed regulations) promulgated thereunder.

     "COMPANY" means the Hexcel Corporation, a Delaware corporation, its successors and assigns.

     "CREDIT AGREEMENT" means that certain Credit Agreement, dated as of February 29, 1996, as amended from time to time, among the Company, Hexcel S.A. (Belgium), Hexcel S.A. (Lyon), Brochier S.A., Hexcel U.K. Ltd. and Composite Materials Limited United Kingdom, as "Borrowers", the institutions from time to time party thereto as "Lenders" including the Bank, the institutions from time to time party thereto as "Issuing Banks" including the Bank, Citibank, N.A., New York Branch, as "U.S. Administrative Agent", Citibank, N.A., London Branch, as "European Administrative Agent" and Credit Suisse as "Syndication Agent."

     "CURRENT PLACEMENT AGENT AGREEMENTS" means the following documents:

          (a) that certain Remarketing and Interest Services Agreement, dated as of January 21, 1995, between the Company and Bear, Stearns & Co. Inc. as Placement Agent, with respect to $750,000 California Pollution Control Financing Authority Multi-Modal Interchangeable Rate Pollution Control Revenue Refunding Bonds (Hexcel Corporation Project), Series 1988;

          (b) that certain Remarketing and Interest Services Agreement, dated as of January 21, 1995, between the Company and Bear, Stearns & Co. Inc. as Placement Agent, with respect to $2,050,000 Industrial Development Authority of the City of Casa Grande Multi-Modal Interchangeable Rate Industrial Development Revenue Refunding Bonds (Hexcel Corporation Project), Series 1988;

          (c) that certain Remarketing and Interest Services Agreement, dated as of January 21, 1995, between the Company and Bear, Stearns & Co. Inc. as Placement Agent, with respect to $3,150,000 Guadalupe-Blanco River Authority Industrial Development Corpora-tion Multi-Modal Interchangeable Rate Industrial Development Revenue Refunding Bonds, Series 1988 (Hexcel Corporation Project);

          (d) that certain Remarketing and Interest Services Agreement, dated as of January 21, 1995, between the Company and Bear, Stearns & Co. Inc. as Placement Agent, with respect to $6,200,000 Industrial Development Authority of the County of Los Angeles Multi-Modal Interchangeable Rate Industrial Development Revenue Refunding Bonds (Hexcel Corporation Project), Series 1988; and

          (e) that certain Remarketing and Interest Services Agreement, dated as of January 21, 1995, between the Company and Bear, Stearns & Co. Inc. as, with respect to $1,000,000 City of Lancaster Multi-Modal Interchangeable Rate Industrial Development Revenue Refunding Bonds (Hexcel Corporation Project), Series 1988.

     "DEBT SERVICE DRAWING" refers to Interest, Maturity, Mandatory Redemption, Optional Redemption, and Acceleration Drawings, as each of those terms is defined in the Bond Letters of Credit.

     "DEBT SERVICE REIMBURSEMENT OBLIGATION" means the reimbursement obligation of the Company to the Bank arising out of each Debt Service Drawing and, to the extent provided in the first paragraph of Section 7 of this Agreement, each Liquidity Drawing.

     "DEFAULT" has the meaning assigned to that term in the Credit Agreement.

     "DOLLARS" and "$" means the lawful currency of the United States of America and, in relation to any payment under this Agreement, same day or immediately available funds.

     "DRAWING" means any Debt Service Drawing or any Liquidity Drawing.

     "EVENT OF DEFAULT" has the meaning assigned to that term in the Credit Agreement.

     "EXPIRATION DATE" means, for each Bond Letter of Credit, the date on which such Bond Letter of Credit shall expire in accordance with its terms, subject to extension as provided in paragraph 2 of such Bond Letter of Credit.

     "GOVERNMENTAL AUTHORITY" means any nation or government, any federal, state or local government or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to such government or political subdivision.

     "HEXCEL BONDS" means any Bond issued in connection with any or all of the following series of bonds:

          (a) California Pollution Control Financing Authority Multi-Modal Interchangeable Rate Pollution Control Revenue Refunding Bonds (Hexcel Corporation Project), Series 1988;

          (b) Industrial Development Authority of the City of Casa Grande Multi-Modal Interchangeable Rate Industrial Development Revenue Refunding Bonds (Hexcel Corporation Project), Series 1988;

          (c) Guadalupe-Blanco River Authority Industrial Development Corporation Multi-Modal Interchangeable Rate Industrial Development Revenue Refunding Bonds, Series 1988 (Hexcel Corporation Project);

          (d) Industrial Development Authority of the County of Los Angeles Multi-Modal Interchangeable Rate Industrial Development Revenue Refunding Bonds (Hexcel Corporation Project), Series 1988;

          (e)  City of Lancaster Multi-Modal Interchangeable Rate
     Industrial Development Revenue Refunding Bonds (Hexcel Corporation Project), Series 1988; and

          (f) Port of Skagit Industrial Development Corporation Variable Rate Demand Revenue Bonds, 1989 (Hexcel Corporation Project).

     "INDENTURE" or "INDENTURES" refers to the following indentures of trust:

          (a) that certain Indenture of Trust, dated as of April 1, 1988, between the Company and the Bank of California, with respect to $750,000 California Pollution Control Financing Authority Multi-Modal Interchangeable Rate Pollution Control Revenue Refunding Bonds (Hexcel Corporation Project), Series 1988, including the Standard Terms incorporated therein, as amended from to time in accordance with the terms thereof;

          (b) that certain Indenture of Trust, dated as of March 1, 1988, between the Company and the Bank of California, with respect to $2,050,000 Industrial Development Authority of the City of Casa Grande Multi-Modal Interchangeable Rate Industrial Development Revenue Refunding Bonds (Hexcel Corporation Project), Series 1988, including the Standard Terms incorporated therein, as amended from time to time in accordance with the terms thereof;

          (c) that certain Indenture of Trust, dated as of April 1, 1988, between the Company and the Bank of California, with respect to $3,150,000 Guadalupe-Blanco River Authority Industrial Development Corporation Multi-Modal Interchangeable Rate Industrial Development Revenue Refunding Bonds, Series 1988 (Hexcel Corporation Project), including the Standard Terms incorporated therein, as amended from time to time in accordance with the terms thereof;

          (d) that certain Indenture of Trust, dated as of March 1, 1988, between the Company and the Bank of California, with respect to $6,200,000 Industrial Development Authority of the County of Los Angeles Multi-Modal Interchangeable Rate Industrial Development Revenue Refunding Bonds (Hexcel Corporation Project), Series 1988, including the Standard Terms incorporated therein, as amended from time to time in accordance with the terms thereof;

          (e) that certain Indenture of Trust, dated as of April 1, 1988, between the Company and the Bank of California, with respect to $1,000,000 City of Lancaster Multi-Modal Interchangeable Rate Industrial Development Revenue Refunding Bonds (Hexcel Corpora-tion Project), Series 1988, including the Standard Terms incorporated therein, as amended from time to time in accordance with the terms thereof; and

          (f)  the Skagit Indenture.

     "INDENTURE/STANDARD TERMS" means the Standard Terms and Conditions of Trust, with respect to each of the Indentures (except the Skagit Indenture), dated the date of the applicable Indenture, incorporated by reference into such Indenture, as amended from time to time in accordance with the terms of such Indenture.

     "INTEREST COMPONENT", with respect to each Bond Letter of Credit, has the meaning given to such term in such Bond Letter of Credit.

     "INTEREST DRAWING", with respect to each Bond Letter of Credit, has the meaning given to such term in such Bond Letter of Credit.

     "LIQUIDITY DRAWING" has the meaning assigned to that term in paragraph 3 of the Bond Letters of Credit.

     "LIQUIDITY REIMBURSEMENT OBLIGATION" means the reimbursement obligation of the Company to the Bank resulting from each Liquidity Drawing, except to the extent that a Liquidity Drawing shall result in a Debt Service Reimbursement Obligation as provided in the first paragraph of Section 7 of this Agreement.

     "LOAN AGREEMENT" means each Loan Agreement as defined in each of the Indentures.

     "LOC BENEFICIARY" means (i) with respect to each Bond Letter of Credit other than the Bond Letter of Credit issued in connection with the Skagit Indenture, either of the Trustee or the Agent, as joint beneficiaries of the Bond Letter of Credit, and their respective transferees as provided in the Bond Letter of Credit, and (ii) with respect to the Bond Letter of Credit issued in connection with the Skagit Indenture, the Trustee.

     "MATERIAL ADVERSE EFFECT" means a material adverse effect on (a) the operations or financial condition of the Company alone or the Company and the

Subsidiaries on a combined basis, or (b) the ability of the Company to pay or perform its obligations in accordance with the terms of this Agreement and the other Related Documents.

     "MOODY'S" means Moody's Investors Service, Inc., a Delaware corporation, its successors and assigns and, if such corporation shall be dissolved or liquidated or no longer perform the functions of a securities rating agency, "Moody's" shall be deemed to refer to any other nationally recognized securities rating agency designated by the Company with the approval of the Bank.

     "OPTIONAL REDEMPTION DRAWING" has the meaning given to that term in paragraph 3 of each of the Bond Letters of Credit.

     "PERSON" means an individual, partnership, corporation, business trust, joint stock company, trust, unincorporated association, joint venture, Governmental Authority or other entity of whatever nature.

     "PLACEMENT AGENT" means (a) U.S. Bank of Washington, National Association, with respect to the Hexcel Bonds issued pursuant to the Skagit Indenture, and any successor Placement Agent appointed pursuant to the terms of the Skagit Indenture and acceptable to the Bank, and (b) Bear, Stearns & Co. Inc. with respect to the Hexcel Bonds issued pursuant to the Indentures other than the Skagit Indenture, and any successor Placement Agent or Placement Agents appointed pursuant to the terms of the applicable Indenture and acceptable to the Bank.

     "PLACEMENT AGREEMENTS" means the Current Placement Agreements and that certain Remarketing Agreement dated as of December 1, 1989, by and among the Company, the Port of Skagit County Industrial Development Corporation and Security Pacific Securities, Inc.

     "PLEDGE AGREEMENT" or "PLEDGE AGREEMENTS" means any or all of the following documents:

          (a) that certain Pledge and Security Agreement, dated as of April 1, 1988, by and among the Company, the Bank, and Morgan Guaranty Trust Company of New York relating to $750,000 California Pollution Control Financing Authority M ulti-Modal Interchange-able Rate Pollution Control Revenue Refunding Bonds (Hexcel Corporation Project), Series 1988;

          (b) that certain Pledge and Security Agreement, dated as of March 1, 1988, by and among the Company, the Bank, and Morgan Guaranty Trust Company of New York relating to $2,050,000 Industrial
     Development Authority of the City of Casa Grande Multi-Modal
     Interchangeable Rate Industrial Development Revenue Refunding Bonds (Hexcel Corporation Project), Series 1988;

          (c) that certain Pledge and Security Agreement, dated as of April 1, 1988, by and among the Company, the Bank, and Morgan Guaranty Trust Company of New York relating to $3,150,000 Guadalupe-Blanco River Authority Industrial Development Corporation Multi-Modal Interchangeable Rate Industrial Development Revenue Refunding Bonds, Series 1988 (Hexcel Corporation Project);

          (d) that certain Pledge and Security Agreement, dated as of March 1, 1988, by and among the Company, the Bank, and Morgan Guaranty Trust Company of New York relating to $6,200,000 Industrial
     Development Authority of the County of Los Angeles Multi-Modal Interchangeable Rate Industrial Development Revenue Refunding Bonds (Hexcel Corporation Project), Series 1988;

          (e) that certain Pledge and Security Agreement, dated as of April 1, 1988, by and among the Company, the Bank, and Morgan Guaranty Trust Company of New York relating to $1,000,000 City of Lancaster Multi-Modal Interchangeable Rate Industrial Development Revenue Refunding Bonds (Hexcel Corporation Project); and

          (f) that certain Pledge and Security Agreement, dated as of December 1, 1989, by and among the Company, the Bank, and Bankers Trust Company of New York, National Association, relating to $3,000,000 Port of Skagit County Industrial Development Corporation Variable Rate Demand Revenue Bond Series 1989 (Hexcel Corporation Project).

     "PLEDGED BONDS" means the Hexcel Bonds purchased or deemed to be purchased or otherwise acquired for the account of the Company with the proceeds of Liquidity Drawings during any period in which the Bank has not been reimbursed for such Liquidity Drawings.

     "PRINCIPAL COMPONENT", with respect to each Bond Letter of Credit, has the meaning given to such term in such Bond Letter of Credit.

     "PRIOR REIMBURSEMENT AGREEMENT" means that certain Restated and Amended Reimbursement Agreement, dated as of February 1, 1995, between the Bank and the Company.

     "RATING AGENCY" means Moody's and/or S&P.

     "REIMBURSEMENT AGREEMENT EVENT OF DEFAULT" has the meaning assigned to that term in Section 13 of this Agreement.

     "REIMBURSEMENT OBLIGATION" means any and all Debt Service Reimbursement Obligations and Liquidity Reimbursement Obligations.

     "RELATED DOCUMENTS" means the Indentures, the Resolutions, the Hexcel Bonds, the Loan Agreements, the Pledge Agreements, the Placement Agreements, and such other agreements, documents or certificates as were or will be delivered to the Bank in connection with the issuance of the Bond Letters of Credit and this Agreement.

     "RESOLUTIONS" refers to each resolution adopted by the issuer of each series of Hexcel Bonds, authorizing the issuance of such series of Hexcel Bonds.

     "S&P" means Standard and Poor's Corporation, a New York corporation, its successors and assigns and, if such corporation shall be dissolved or liquidated or no longer perform the functions of a securities rating agency, "S&P" shall be deemed to refer to any other nationally recognized securities rating agency designated by the Company with the approval of the Bank.

     "SKAGIT INDENTURE" means that certain Indenture of Trust, dated as of December 1, 1989, between the Company and Bankers Trust Company of

California, with respect to $3,000,000 Port of Skagit Industrial Development Corporation Variable Rate Demand Revenue Bonds, 1989 (Hexcel Corporation Project), as amended from time to time in accordance with the terms thereof.

     "STATED AMOUNT", with respect to each Bond Letter of Credit, has the meaning given to such term in such Bond Letter of Credit.

     "TRUSTEE" has the meaning assigned to that term in each of the Indentures.














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

                                                                       EXHIBIT B
                                                                              to
                             Second Restated and Amended Reimbursement Agreement


                         LETTER OF CREDIT STATED AMOUNTS

Letter of Credit No. 86063, issued April 21, 1988, relating to $750,000 California Pollution Control Financing Authority Multi-Modal Interchangeable Rate Pollution Control Revenue Refunding Bonds Series 1988 (Hexcel Corporation Project), as amended.

          Stated Amount:           $802,500


Letter of Credit No. 86057, issued March 1, 1988, relating to $2,050,000 Industrial Development Authority of the City of Casa Grande Arizona Multi-Modal Interchangeable Rate Industrial Development Revenue Refunding Bonds Series 1988 (Hexcel Corporation Project), as amended.

          Stated Amount:           $2,193,500


Letter of Credit No. 86066, issued April 21, 1988, relating to $3,150,000 Guadalupe-Blanco River Authority Industrial Development Corporation Multi-Modal Interchangeable Rate Industrial Development Revenue Refunding Bonds, Series 1988 (Hexcel Corporation Project), as amended.

          Stated Amount:           $3,370,500


Letter of Credit No. 86056, issued March 1, 1988 relating to $6,200,000 Industrial Development Authority of the County of Los Angeles Multi--Modal Interchangeable Rate Industrial Development Revenue Refunding Bonds Series 1988 (Hexcel Corporation Project), as amended.

          Stated Amount:           $5,029,000

Letter of Credit No. 86065, issued April 21, 1988, relating to $1,000,000 City of Lancaster Ohio Multi-Modal Interchangeable Rate Industrial Development Revenue Refunding Bonds, Series 1988 (Hexcel Corporation Project), as amended.

          Stated Amount:           $1,070,000


Letter of Credit No. 086166, issued December 7, 1989, relating to $3,000,000 Port of Skagit County Industrial Development Corporation Variable Rate Demand Revenue Bond Series 1989 (Hexcel Corporation Project), as amended.

          Stated Amount:           $2,598,630























                                         27